UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE	1-9824	52-2080478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Q Street

Sacramento, CA 95816

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. Talamantes as President and Chief Executive Officer

As previously disclosed by The McClatchy Company (the “Company”), the Board of Directors of the Company (the “Board”) has appointed Patrick J. Talamantes as the Company’s President and Chief Executive Officer, effective upon the conclusion of the Company’s 2012 Annual Meeting of Shareholders held on May 16, 2012 (the “2012 Annual Meeting”). Mr. Talamantes succeeds Gary B. Pruitt, who resigned as Chairman, President and Chief Executive Officer and retired from the Company, effective upon the conclusion of the 2012 Annual Meeting.

Mr. Talamantes, 47, has been Vice President, Finance and Chief Financial Officer of the Company since April 2001, and has overseen the Company’s operations in Florida since May 2011. Prior to joining the Company, he was with Sinclair Broadcast Group, Inc., a television broadcasting company, from 1996 to 2001, and served the last two years as chief financial officer. Mr. Talamantes was treasurer of River City Broadcasting LP, a broadcasting company located in St. Louis, from 1995 to 1996, and spent nine years in various banking positions with Chemical Bank of New York.

Also on May 16, 2012, the Company’s shareholders elected Mr. Talamantes to the Company’s Board as a director at the 2012 Annual Meeting. Mr. Talamantes has been named to the Pension and Savings Plans Committee of the Board.

Mr. Talamantes has neither family relationships nor related person transactions with the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K in connection with his appointment as President and Chief Executive Officer, as described above.

Employment Agreement with Mr. Talamantes

On May 16, 2012, the Company and Mr. Talamantes entered into an employment agreement (the “Employment Agreement”).

The term of the Employment Agreement is two years unless terminated earlier by the Company or Mr. Talamantes under the Employment Agreement. Mr. Talamantes’ annual base salary is set at $750,000, which may be increased by the Compensation Committee of the Board (the “Committee”) during the term of the Employment Agreement. As a signing bonus, Mr. Talamantes shall receive a restricted stock unit (“RSU”) award covering 100,000 shares of the Company’s Class A Common Stock (the “Special Award”). The Special Award shall vest in full on May 16, 2015, subject to Mr. Talamantes’ continued service to that date. Such Special Award, however, will vest in full in the event of the termination of Mr. Talamantes’ employment by death or disability, or if he is involuntarily terminated by the Company without cause or resigns for good reason (each as defined in the Employment Agreement).

If Mr. Talamantes is terminated by the Company for any other reason than “cause” or “disability” or he resigns for “good reason” (each as defined in the Employment Agreement), he will be entitled to (i) his accrued compensation (described below), (ii) a lump sum severance payment equal to one million dollars, and (iii) complete vesting of his Special Award.

In the event that Mr. Talamantes’ employment is terminated (i) involuntarily by the Company other than without “cause” (as defined in the Employment Agreement), (ii) voluntarily by Mr. Talamantes other than for “good reason” (as defined in the Employment Agreement), or (iii) automatically upon Mr. Talamantes’ death, he shall be entitled only to his accrued compensation (described below).

Under Mr. Talamantes’ Employment Agreement, his accrued compensation consists of (i) any unpaid base salary to the date of his termination, (ii) all vested benefits under applicable written plans and programs maintained by the Company subject to the terms and conditions of such plans or programs, (iii) reimbursement of reasonable business expenses and disbursements in accordance with the Company’s applicable written policy; and (iv) any accrued but unpaid vacation payable in connection with a termination of employment under the Company’s applicable vacation policy.

A copy of the Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Chief Executive Officer Bonus

As previously disclosed by the Company, Mr. Talamantes’ target bonus percentage for his service as Chief Executive Officer will be 100% of his annual base salary. This bonus will be determined in substantially the same manner as described under the heading “CEO Bonus Plan” in the Company’s definitive proxy statement on Schedule 14A for the 2012 Annual Meeting, filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2012 (the “2012 Proxy Statement”), except Mr. Talamantes will have a different target bonus percentage and, for 2012, the bonus will be prorated for the portion of 2012 for which Mr. Talamantes serves as Chief Executive Officer and the metrics will relate only to that portion of the year.

Appointment of Ms. Lintecum as Vice President of Finance and Chief Financial Officer

The Company further announced that the Board, on May 16, 2012, appointed Elaine Lintecum to succeed Mr. Talamantes as Vice President of Finance and Chief Financial Officer of the Company, effective upon the conclusion of the 2012 Annual Meeting. Ms. Lintecum, 56, has been Treasurer of the Company since December 2002. Ms. Lintecum joined the Company in 1988 as the corporate analyst responsible for external financial reporting and for SEC compliance. She was promoted to investor-relations manager in 1993 and was named assistant treasurer and director of treasury services in 2000. Prior to joining the Company, Ms. Lintecum worked for Deloitte, Haskins & Sells as a certified public accountant.

Ms. Lintecum has neither family relationships nor related person transactions with the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K in connection with her appointment as Vice President of Finance and Chief Financial Officer, as described above.

As of the effective date of her appointment as Vice President of Finance and Chief Financial Officer, Ms. Lintecum’s annual base salary will be $375,000, her target bonus percentage will increase from 40% to 60% of her base salary, and she will receive a special grant of 50,000 shares of RSUs representing shares of Class A Common Stock, which will vest on the third anniversary of the grant date.

A copy of the press release announcing the executive change described above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The McClatchy Company 2012 Omnibus Incentive Plan

As described in Item 5.07 of this Current Report on Form 8-K, on May 16, 2012, at the 2012 Annual Meeting, the shareholders of the Company approved The McClatchy Company 2012 Omnibus Incentive Plan (the “2012 Incentive Plan”). The 2012 Incentive Plan had been approved by the Board on January 24, 2012, and became effective on January 24, 2012, subject to shareholder approval within one year.

The following description of certain terms of the 2012 Incentive Plan is qualified in all respects by the terms of the 2012 Incentive Plan, which is filed as Appendix A to the 2012 Proxy Statement, and which is incorporated herein by reference.

Term. The 2012 Incentive Plan will terminate automatically ten years after its effective date, unless it is earlier terminated by the Board.

Eligibility. Awards may be granted under the 2012 Incentive Plan to individuals who are employees, executive officers, or non-employee directors of the Company or any of its subsidiaries or other affiliates.

Awards. The following type of awards may be made under the 2012 Incentive Plan, subject to limitations set forth in the 2012 Incentive Plan:

•	Stock options, which may be either incentive stock options or non-qualified stock options;

•	Stock appreciation rights;

•	Restricted stock;

•	RSUs (and deferred stock units);

•	Performance shares or other performance-based awards;

•	Dividend equivalent rights;

•	Unrestricted stock; and

•	Cash incentive awards.

Shares Available for Issuance. Subject to adjustment as provided in the 2012 Incentive Plan, the maximum number of shares of the Company’s common stock that are available for issuance under the 2012 Incentive Plan is 5 million shares, plus the number of shares available for future awards under the existing 2004 Stock Incentive Plan as of the date of shareholder approval of the 2012 Incentive Plan, plus the number of shares subject to awards outstanding under the existing 2004 Stock Incentive Plan as of the date of shareholder approval of the 2012 Incentive Plan which thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares.

A description of the material terms of the 2012 Incentive Plan is set forth in Item 3, under the heading “Approval of The McClatchy 2012 Omnibus Incentive Plan,” in the 2012 Proxy Statement.

Copies of the form of stock appreciation right agreement under the 2012 Incentive Plan and form of RSU agreement under the 2012 Incentive Plan are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

2012 Senior Executive Retention Program

On May 16, 2012 (the “Effective Date”), the Committee approved the 2012 Senior Executive Retention Bonus Plan (the “Retention Plan”) to reward certain senior executive officers including some of the named executive officers (collectively, the “Eligible Officers”) for their continued dedicated service during transition of the Company’s leadership. Under the Retention Plan, Eligible Officers who continuously remain employees of the Company or a subsidiary of the Company during the period beginning on the Effective Date through and including May 16, 2014 shall receive payment of a retention award equal to his or her annual base salary as of the Effective Date. In addition, Eligible Officers will receive a special grant of 50,000 RSUs which shall vest on May 16, 2015, provided that the Eligible Officer remains an employee of the Company or a subsidiary of the Company on that date. The retention award payment and the special grant of 50,000 RSUs shall be known as the “Retention Award.” The Committee will administer the Retention Plan and determine whether the criteria for Retention Awards have been satisfied.

The Retention Plan does not apply to the Chief Executive Officer of the Company or the Chief Financial Officer. The following named executive officers are eligible to receive Retention Awards in the following amounts:

Named Executive Officer	Title	Retention Award
		Base Salary	Restricted Stock Units
Anders Gyllenhaal	Vice President, News	$382,500	50,000
Karole Morgan-Prager	Vice President, Corporate Development, General Counsel, and Secretary	$500,000	50,000
Robert J. Weil	Vice President, Operations	$573,300	50,000

If the conditions set forth in the Retention Plan are met, the cash portion of the Retention Awards will be payable in a single lump sum payment, less applicable withholding tax, to the Eligible Officers entitled to such payment as soon as reasonably practicable following May 16, 2014 and the Committee’s certification that the Eligible Officer has become entitled to payment; provided, further, that in no event will payment of the cash portion of the Retention Award be delayed to a date later than June 30, 2014. In order to receive the cash portion of the Retention Award, Eligible Officers must remain employed by the Company or a subsidiary of the Company on May 16, 2014, unless the Eligible Officer’s employment is terminated due to (i) death, (ii) disability (as defined in the Retention Plan), or (iii) involuntary termination without “cause” or resignation for “good reason” (each as defined by the Retention Plan).

A copy of the Retention Plan is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting was held on May 16, 2012. As of the applicable record date of March 21, 2012, there were outstanding 60,937,226 shares of Class A Common Stock and 24,800,962 shares of Class B Common Stock. Shares representing 87.8% of the voting power of the Company were represented at the 2012 Annual Meeting in person or by proxy. At the 2012 Annual Meeting the shareholders: (i) elected the Company’s Class A and Class B directors for the ensuing year; (ii) ratified the selection of Deloitte & Touche LLP as the Company’s independent auditors for 2012; and (iii) approved the 2012 Incentive Plan.

The voting results were as follows:

1.	Election of Directors

	FOR	WITHHELD	BROKER NON - VOTES

Class A Common Stock

Elizabeth Ballantine	18,894,297	6,253,311	13,518,058
Kathleen Foley Feldstein	18,895,378	6,252,230	13,518,058
S. Donley Ritchey	18,748,041	6,399,567	13,518,058

Class B Common Stock

Leroy Barnes, Jr.	23,258,962	0	—
Molly Maloney Evangelisti	23,258,962	0	—
Brown McClatchy Maloney	23,258,962	0	—
Kevin S. McClatchy	23,258,962	0	—
William B. McClatchy	23,258,962	0	—
Theodore R. Mitchell	23,258,962	0	—
Frederick R. Ruiz	23,258,962	0	—
Patrick J. Talamantes	23,258,962	0	—

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2. Ratification of Deloitte & Touche LLP as independent auditors for 2012	26,403,436	14,817	707,276	—

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3. Approval of The McClatchy 2012 Omnibus Incentive Plan	24,875,402	198,069	700,251	—

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 10.1	Employment Agreement, dated May 16, 2012, by and between Patrick Talamantes and The McClatchy Company

Exhibit 10.2	Form of stock appreciation right agreement under The McClatchy Company 2012 Omnibus Incentive Plan

Exhibit 10.3	Form of restricted stock unit agreement under The McClatchy Company 2012 Omnibus Incentive Plan

Exhibit 10.4	2012 Senior Executive Retention Bonus Plan

Exhibit 99.1	Press release dated May 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

May 18, 2012	The McClatchy Company

/s/ Karole Morgan-Prager
	By:	Karole Morgan-Prager
Vice President, Corporate Development, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Employment Agreement, dated May 16, 2012, by and between Patrick Talamantes and The McClatchy Company

Exhibit 10.2	Form of stock appreciation right agreement under The McClatchy Company 2012 Omnibus Incentive Plan

Exhibit 10.3	Form of restricted stock unit agreement under The McClatchy Company 2012 Omnibus Incentive Plan

Exhibit 10.4	2012 Senior Executive Retention Bonus Plan

Exhibit 99.1	Press release dated May 16, 2012